Exhibit 99.1
PURCHASE AND SALE AGREEMENT
Abrams Centre
9330 LBJ Freeway, Dallas, Texas

Table of Contents

i

LIST OF EXHIBITS TO
PURCHASE AND SALE AGREEMENT

Exhibit A	Abrams Centre “Land” Description

Exhibit B	Tenant Estoppel Letter Format

Exhibit C	Letter From Seller to Purchaser’s Auditor

Exhibit D	List of Personalty Owned by Seller

Exhibit E	Offer Letter Sent by Seller

PURCHASE AND SALE AGREEMENT
     This Purchase and Sale Agreement (this “Agreement”) is entered into effective as of the Effective Date (hereinafter defined) between the parties described below as the “Seller” and the party identified below as the Purchaser. In consideration of the mutual covenants set forth herein, the parties hereto hereby agree as follows:
Section 1.     BUSINESS TERMS APPLICABLE TO THIS AGREEMENT
The following business terms are applicable to this Agreement:
“Seller”:          ABRAMS OFFICE CENTER, LTD., a Texas limited partnership

Seller’s addresses for notices:	c/o Millennium Office Management, Inc.
10440 N. Central Expressway, Suite 1150
Dallas, TX 75231
Fax: (214) 706-0800
E-Mail: aazoulay@momgmt.net
and jazoulay@momgmt.net

with a copy to:

Jenkens & Gilchrist
1445 Ross Avenue, Suite 3200
Dallas, TX 75202-2799
Attn: James H. Wallenstein
Fax: (214) 855-4300
E-Mail: jwallenstein@jenkens.com
“Purchaser”:          GERA PROPERTY ACQUISITION LLC, a Delaware limited liability company

Purchaser’s addresses for notices:	100 N. Riverside Plaza, 21st Floor
Chicago, IL 60602
Attention: Mark Chrisman, Executive Vice President
Fax: (312) 423-5410
E-Mail: mark.chrisman@grubb-ellis.com

[continued on the next page]

with a copy to:

Grubb & Ellis
500 West Monroe, Suite 2800
Chicago, IL 60661
Attn: Robert Slaughter
Fax: (312) 207-1822
E-Mail: robert.slaughter@grubb-ellis.com

with another copy to:

DLA Piper US LLP
203 N. LaSalle Street
Chicago, Illinois 60601
Attn: James L. Beard
Fax: (312) 630-7379
E-Mail: james.beard@dlapiper.com

“Purchase Price”:	$20,350,000.00

“First Deposit”:	$125,000.00

“Second Deposit”:	$125,000.00

“Earnest Money”:	The First Deposit and, when delivered to the Title Company in accordance with Section 4(a) of this Agreement, the Second Deposit

"Option Fee" (i.e., the portion of the
Earnest Money which is not refundable):	$100.00
Section 2.     CERTAIN OTHER DEFINED TERMS
As used herein the following terms shall have meanings set forth opposite such terms:

“Land”	-	The tract of land described in Exhibit “A” annexed hereto and made a part hereof

“Property”	-	Described in Section 3(a) of this Agreement

“Trade Name”	-	Abrams Centre

“Effective Date”	-	The date on which one copy of this Agreement duly executed by Seller and one copy of this Agreement duly executed by Purchaser (which may be the same instrument or separate counterparts) have been delivered to the Title Company

“Review Period”	-	A period commencing on the Effective Date and ending at 11:59 p.m., Central Standard Time, on the forty-fifth (45th) day after the Effective Date

“Closing Deadline”	-	Thirty (30) days after the conclusion of the Review Period

“Authorized Brokers”	-	CB Richard Ellis, 5430 LBJ Freeway, Dallas, Texas 75240 and Millennium Office Management, Inc., 10440 N. Central Expressway, Suite 1150, Dallas, Texas 75231

“Title Company”	-	LandAmerica American Title Company, 8201 Preston Road, Suite 280, Dallas, Texas 75225, Attn: Debby S. Moore; Telephone: (214) 361-2878; Telecopy: (214) 368-0039; E-Mail: dmoore@landam.com
Section 3.     SALE AND PURCHASE PRICE
     (a) Seller hereby agrees to sell, convey and assign to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, for the Purchase Price and on and subject to the terms and conditions herein set forth, the following:
     (i) Good and indefeasible title in fee simple to the Land, as well as all of Seller’s rights, titles, and interests appurtenant to the Land, including without limitation all rights, titles and interests, if any, of Seller in and to any easements, streets, alleys, rights-of-way, strips or gores adjacent to the Land (herein collectively called the “Adjacent Rights”);
     (ii) All improvements located on the Land, including without limitation, the office building with a street address of 9330 LBJ Freeway, Dallas, Texas, known currently by the Trade Name, and the elevators, heating and air conditioning, electrical, mechanical, plumbing and other equipment servicing such office building (the “Improvements”);
     (iii) All tangible personal property and fixtures, if any, which may be owned by Seller (i.e., not including any personal property owned by Tenants) and is attached to or located on the Land and Improvements or used in connection with the ownership, maintenance, or operation thereof (the “Personalty”), with a current list of Personalty being attached as Exhibit “D” to this Agreement;
     (iv) Seller’s rights, titles and interests in and to all leases, subleases and other rental agreements, if any, demising space in, or otherwise granting a possessory interest in the Improvements or Land (the “Leases”), and all security deposits and other similar deposits (“Deposits”), if any, made by tenants under the Leases (the “Tenants”);
     (v) To the extent they are assignable and to the extent that Purchaser, in its sole discretion, elects to accept an assignment thereof, Seller’s rights, warranties and benefits under any and all contracts or agreements, such as maintenance, service, insurance or utility contracts (the “Service Contracts”), which relate to the operation of the Land and Improvements;
     (vi) If and to the extent they are assignable and in Seller’s possession or control, all rights, titles and interests, if any, of Seller in and to any books, records, tenant files, plans, specifications, diagrams, building permits and certificates of occupancy relating to the construction of the Improvements, and all licenses and permits relating to the ownership and operation of the Improvements (herein collectively called the “Plans, Licenses and Permits”); and
     (vii) If and to the extent they are assignable, all rights, titles and interests, if any, of Seller in and to the Trade Name and any telephone numbers assigned to the Trade Name (herein called the “Trade Name Rights”).
The above listed items are sometimes hereinafter collectively called the “Property”. All of the Property shall be conveyed, assigned and transferred to Purchaser at Closing (hereinafter defined) in accordance with this Agreement.
     (b) The price for which Seller agrees to convey, assign and transfer the Property to Purchaser, and which Purchaser agrees to pay to Seller, subject to the terms hereof, is the Purchase Price described above. The Purchase Price shall be paid at the Closing in immediately-available cash funds; provided, however, that if Purchaser notifies Seller during the Review Period that it has been able to, and will, at Purchaser’s sole cost and expense assume the current mortgage lien on the Property (such mortgage lien, and the loan which it secures, being referred to hereinafter as the “Current Mortgage”) — and provided that in connection with such assumption of the Current Mortgage by Purchaser, neither Seller nor any person or entity affiliated with Seller has any remaining liability from and after the Closing Date whatsoever in connection with the loan evidenced by such assumed Current Mortgage, including but not limited to any guaranty and/or master lease executed in connection with the Current Mortgage (which Purchaser hereby acknowledges to be an absolute requirement and contingency for the assumption by Purchaser of the Current Mortgage) — then Purchaser shall effect such assumption and receive a credit against the cash portion of the Purchase Price equal to the difference between (i) the outstanding principal balance of the Current Mortgage as of the day of the Closing and any accrued and unpaid interest, minus (ii) the amounts of all escrow accounts being held by the mortgagee for the Current Mortgage on the day of the Closing.
Section 4.     EARNEST MONEY
     (a) No later than three (3) business days after the Effective Date, Purchaser shall deliver a $125,000.00 deposit of Earnest Money (the “First Deposit”) to the Title Company in the form of immediately-available funds or a check supported by good funds and to be deposited immediately by the Title Company. In addition, if Purchaser fails to terminate this Agreement during the Review Period as permitted in Section 7(c) below, then on the first business day following the conclusion of the Review Period, Purchaser shall deliver another $125,000.00 deposit of Earnest Money (the “Second Deposit”) to the Title Company, i.e., causing the total of Earnest Money to be $250,000.00, with the Second Deposit also to be in the form of immediately-available funds or a check supported by good funds and to be deposited immediately by the Title Company.
     (b) Provided that Purchaser complies with the reasonable prerequisites established by the Title Company (e.g., supplying Purchaser’s taxpayer identification number), the Earnest Money shall be deposited by the Title Company in an interest-bearing account at a federally insured depository institution in Dallas County, Texas, reasonably acceptable to Purchaser. Any interest accruing on such account prior to the time such Earnest Money becomes the property of Seller or Seller gains the rights thereto, shall be reported for tax purposes under the tax identification number of Purchaser; provided, however, that if and after such time as Seller should become entitled to the Earnest Money pursuant to the terms of this Agreement, then the interest accruing or paid shall be reported under Seller’s tax identification number. The Earnest Money and any accrued interest thereon will be applied to the Purchase Price at Closing.
     (c) In the event that Purchaser fails to deposit the First Deposit of Earnest Money with the Title Company within three (3) business days after the Effective Date (or, if the First Deposit is deposited in the form of a check, but the bank on which such check is drawn refuses to honor such check when presented for payment by the Title Company), then Seller at its option may terminate this Agreement by delivering a written termination notice to Purchaser at any time before Purchaser deposits the First Deposit in immediately available good funds with the Title Company; and in the event of Seller’s termination pursuant to this sentence, (i) Purchaser shall immediately deliver to Seller all surveys, reports and similar items relating to the Property (without warranty of any kind) which are in Purchaser’s possession or control (excluding tests, reports and studies prepared by or on behalf of Purchaser) and, thereafter (ii) neither party shall have any further rights or obligations hereunder. In the event that Purchaser fails to terminate this Agreement during the Review Period but also fails to deposit the Second Deposit of Earnest Money with the Title Company within one business day after the conclusion of the Review Period (or, if the Second Deposit is deposited in the form of a check, but the bank on which such check is drawn refuses to honor such check when presented for payment by the Title Company), then Seller at its option may terminate this Agreement by delivering a written termination notice to Purchaser at any time before Purchaser deposits the Second Deposit in immediately available good funds with the Title Company; and in the event of Seller’s termination pursuant to this sentence, (i) the Title Company shall promptly deliver the First Deposit (and all interest earned thereon) to Seller, (ii) Purchaser shall immediately deliver to Seller all surveys, reports and similar items relating to the Property (without warranty of any kind) which are in Purchaser’s possession or control and, thereafter (excluding tests, reports and studies prepared by or on behalf of Purchaser) (iii) neither party shall have any further rights or obligations hereunder.
Section 5.     TITLE COMMITMENT AND SURVEY
     (a) Purchaser acknowledges that the Title Company has delivered the following items to Purchaser:
     (i) a Commitment for Title Insurance (the “Title Commitment”) issued by Lawyers Title Insurance Corporation through its local agent LandAmerica American Title [LandAmerica File Number: GF No. 1951000761], such Title Commitment having been issued as of September 28, 2006, effective as of September 11, 2006, covering the

Property and binding the Title Company to issue at the Closing an Owner’s Policy of Title Insurance to Purchaser, on the standard form of policy prescribed by the Texas State Board of Insurance, and
     (ii) copies of any and all instruments referred to in Schedule B of the Title Commitment.
The parties hereby instruct the Title Company to issue an updated Title Commitment that updates the date of issuance and reflects the Purchase Price as stated in this Agreement; however, the Title Commitment that Purchaser has heretofore received shall qualify as the “Title Commitment” in Section 5(c) until such updated Title Commitment has been delivered by the Title Company to Purchaser.
     (b) Purchaser acknowledges that Seller has delivered to Purchaser a copy of Seller’s existing as-built survey for the Land (the “Current Survey”). If desired by Purchaser, Purchaser may cause a licensed surveyor to prepare and deliver to Purchaser, Seller and to the Title Company an as-built survey of the Land (the “New Survey”) in a form acceptable to the Title Company for it to delete the survey exception (other than area) from Schedule B of its Owner Policy of Title Insurance. The New Survey shall include a metes and bounds (field notes) description accompanied by a plat showing the boundaries of the Land and all easements which are reflected on the Title Commitment or are visible to the surveyor, as well as all visible improvements or encroachments, and abutting roads. On the survey the surveyor shall also confirm that the Land is not in an area designated as being flood prone by the U. S. Corps of Engineers or the applicable local governmental authority. The full expense of the New Survey shall be borne by Purchaser; however, if the Closing is consummated, then at the Closing up to $4,000.00 of the cost of the New Survey shall be credited against the Purchase Price.
     (c) Purchaser shall have the right, at any time within ten (10) business days after the Effective Date of this Agreement, to examine the Title Commitment and the Current Survey (and, if obtained by Purchaser during such time period, the New Survey) and identify to Seller in writing those items if any, which Purchaser finds objectionable. To the extent that Purchaser fails to object to any item which is shown on Schedule “B” of the Title Commitment and/or on the Current Survey (and, if obtained by Purchaser, the New Survey), then such item shall be deemed to be a “Permitted Encumbrance” for purposes of this Agreement. If Purchaser makes any written objection during the 10-business-day title review period (“Purchaser’s Title Objection Notice”), then Seller either may notify Purchaser in writing that the objections will not be cured or may proceed to cure such objection, have the Title Commitment updated to reflect such cure and give written notice thereof to Purchaser. If by the date (the “Title Deadline Date”) that is the later of the conclusion of the Review Period or 10 business days after receipt of Purchasers Title Objection Notice, Seller has failed to cure one or more objections to title as set out in Purchaser’s Title Objection Notice, then as its sole and exclusive remedies, Purchaser shall have the option to elect either of the two following alternatives within five (5) business days after the Title Deadline Date:
     (i) to waive such objection and proceed to purchase the Property, without reduction or abatement in the Purchase Price, in which event the waived objection shall be deemed to be a Permitted Encumbrance; or

     (ii) to terminate this Agreement by notifying Seller thereof in writing within Review Period, in which event: (A) the Option Fee shall be promptly delivered by the Title Company to Seller, as consideration for Purchaser’s option right as prescribed in Section 7(c) of this Agreement, (B) the remainder of the Earnest Money (plus any interest which may have been earned on the Earnest Money) shall be promptly delivered by the Title Company to Purchaser, (C) Purchaser shall deliver to Seller all Documents and all other surveys, reports and similar items relating to the Property (without warranty of any kind) which are in Purchaser’s possession or control (excluding tests, reports and studies prepared by or on behalf of Purchaser) and, thereafter, (D) all other rights and duties under this Agreement shall cease.
If Purchaser fails to exercise its termination remedy pursuant to subsection (c)(ii), then Purchaser shall conclusively be deemed to have elected subsection (c)(i).
     (d) Notwithstanding anything contained hereinabove to the contrary, Seller and Purchaser hereby acknowledge and agree that Purchaser automatically (i.e., without the need for further notice to Seller) objects to all liens other than the lien for 2006 ad valorem taxes (“Monetary Liens”) and on or prior to the Closing Date, Seller shall pay and discharge all such Monetary Liens; provided, however, that the Current Mortgage will also be a Permitted Encumbrance if Purchaser elects to assume same.
Section 6.     DELIVERY OF DOCUMENTS AND PROPERTY INFORMATION
     (a) Seller agrees to deliver the following items to Purchaser within five (5) business days after the Effective Date of this Agreement:
     (i) a current rent roll of the Leases (hereinafter referred to as the “Rent Roll”), which will include or will be accompanied by the following: (A) a listing of all Tenant security deposits under current Leases; (B) schedules of operating expense recoveries from Tenants during the period of Seller’s ownership of the Property, (C) a schedule setting forth all Tenant Inducement Costs and Commissions (as said terms are hereafter defined) payable with respect to such Leases and (D) listings of amounts currently due from Tenants on account of delinquent rentals — together with copies of all Leases indicated on the Rent Roll;
     (ii) all documentation which is in Seller’s possession relating to the “Disclosed Taking” described in subsection (iii) of Section 17 of this Agreement;
     (iii) copies of all Service Contracts applicable to the Property;
     (iv) whatever evidence, if any, may be in Seller’s possession regarding the zoning classification of the Land (such as a building permit or certificate of occupancy);
     (v) ad valorem tax receipts for the immediately preceding tax year and, to the extent in Seller’s possession, ad valorem statements, assessment notices and/or other official communications for the current tax year;

     (vi) year-end income and expense statements for calendar year 2004 and 2005, plus year-to-date statements for calendar year 2006 (through at least July 2006) for the Property;
     (vii) any third party reports which may be in Seller’s possession or control relating to Hazardous Materials at the Property; and
     (viii) copies of the promissory note, mortgage and other loan documents (with any amendments thereto) regarding the Current Mortgage..
     (b) Within five (5) business days after the Effective Date, Seller will deliver to Purchaser a list of any leasing commissions (“Commissions”) which may be owing with regard to any Lease in existence as of the Effective Date of this Agreement. In this regard the parties acknowledge and agree that Purchaser will assume the obligations for any Commissions payable as a result of the extension or renewal of a Lease as a result of an option exercised after the Effective Date but will not assume any other Commissions applicable to the Leases that are in existence as of the Effective Date of this Agreement, i.e., Seller will pay all such Commissions in full on or before the Closing or, to the extent not paid, credit such amount to Purchaser at Closing.
     (c) The documents described in this Section 6 are herein collectively called the “Documents”, and the information contained in the Documents is herein called the “Property Information”.
Section 7.     REVIEW PERIOD
     (a) Purchaser shall have the right during the Review Period, (i) to examine and inspect the Property, the Documents, the Property Information, and the New Survey (if obtained by Purchaser), (ii) to contact governmental officials with regard to the Disclosed Taking, (iii) to contact the mortgagee of the Current Mortgage to inquire about the possibility and, if possible, the costs of assuming such mortgage (as to which Seller makes no representations or warranties whatsoever) and/or the premiums, fees, expense reimbursements, so-called “defeasance” procedures, and other requirements for prepaying such mortgages (as to which Seller also makes no representations or warranties whatsoever), and (iv) to seek to interview tenants of the Property (subject to the provisions of this Section 7) and review the books, records, leasing files and Leases, contracts and other instruments in Seller’s management office pertaining to the Property (not including, however, Seller’s tax returns, internal accountings and correspondence) and, if Purchaser so chooses, to make copies of same at Purchaser’s expense, and (v) to conduct structural, environmental, mechanical and economic analyses and feasibility studies with regard to Purchaser’s prospective ownership and operation of the Property. Seller shall also cooperate with Purchaser in making available the Property for Purchaser’s inspections; however, notwithstanding anything to the contrary contained in this Section 7(a), Purchaser understands and agrees that Purchaser’s inspection rights are subject to the rights of Tenants under existing Leases. In addition, and also notwithstanding anything to the contrary contained in this Section 7(a), Purchaser also agrees that Purchaser (I) shall give Seller reasonable prior written notice of the time and place of each such entry and/or attempted communication with a governmental official (except for communications to confirm compliance of the Property with applicable laws and to discuss the Disclosed Taking), a Tenant or the mortgagee by Purchaser and/or its agent(s) and shall permit a representative of Seller to accompany Purchaser on each such entry and/or communication; (II) shall not unreasonably interfere with the operations of any Tenant; (III) prior to any entry onto any portion of the Property, shall furnish Seller with a certificate of general liability and property damage insurance maintained by Purchaser with single-occurrence coverage of at least $1,000,000 (and aggregate coverage of $2,000,000) with respect to such parcel and naming Seller and its property manager as additional insureds, and (IV) shall not conduct any inspections which involve the intrusion into or alternation of any portion of the Improvements (e.g., boring holes through asphalt or concrete drives) without Seller’s prior written consent (such consent not to be unreasonably withheld).
     (b) Purchaser shall indemnify and hold harmless the Seller from and against all loss, liability, damage, injury and claims resulting from Purchaser’s testing or inspection of the Property (excluding any loss, liability, damage, injury or claim arising out of (x) the acts or omissions of Seller or its agents, employees or contractors or (y) the mere discovery of adverse information with respect to the Property); and this indemnity shall survive the Closing and/or the termination of this Agreement.
     (c) If Purchaser in its sole and absolute discretion and for any reason whatsoever — or for no reason (it being agreed by the parties that this Section 7(c) creates an unrestricted termination option for Purchaser’s benefit) — determines the Property to be unacceptable or that Purchaser does not desire to purchase the Property, Purchaser may terminate this Agreement by giving written notice of termination to Seller no later than the final day of the Review Period, in which event: (i) the Option Fee shall be promptly delivered by the Title Company to Seller, as consideration for Purchaser’s option right as prescribed in this Section 7(c), (ii) the remainder of the Earnest Money (plus any interest which may have been earned on the Earnest Money) shall be promptly delivered by the Title Company to Purchaser, (iii) Purchaser shall deliver to Seller all Documents and all other surveys, reports and similar items relating to the Property (without warranty of any kind) which are in Purchaser’s possession or control (excluding tests, reports and studies prepared by or on behalf of Purchaser) and, thereafter, (iv) all other rights and duties under this Agreement shall cease. If Purchaser does not terminate this Agreement prior to the expiration of the Review Period (time being of the essence), then Purchaser shall be deemed to have waived its option to terminate this Agreement pursuant to this Section 7.
     (d) Purchaser agrees that all information obtained by Purchaser, whether prior to, during or after the Review Period, if it relates to the Property, shall be received in strict confidence and shall be used only for purposes of this Agreement; and Purchaser shall use its best efforts to assure that no such information shall be disclosed to a third party (other than partners, professional advisors, and consultants, and prospective financial sources) by Purchaser, its agents or employees, without the prior written consent of Seller, unless required by court order or by governmental body or otherwise required in order to comply with any applicable laws or the rules or regulations of any national securities exchange. Purchaser further agrees to take all reasonable precautions to cause its partners, professional advisors and consultants, and financial sources not to disclose to outside parties any such information.

Section 8.     REPRESENTATIONS AND WARRANTIES OF SELLER
     (a) Seller hereby warrants and represents as follows as of the Effective Date and the Closing Date:
     (i) Seller has the authority to enter into and perform its obligations under this Agreement. Seller is duly organized and validly existing and in good standing under the laws of the State of Texas, and is duly authorized and qualified to do all things required of it under this Agreement. Seller has the capacity and authority to enter into this Agreement and consummate the transactions herein provided without the consent or joinder of any other party (except as otherwise may be set forth in this Agreement).
     (ii) To Seller’s knowledge and belief, the Rent Roll, the inventory of Seller’s Personalty, the Operating Statements, all Leases, and Service Contracts entered into during the period of Seller’s ownership, and the books and records relating to the operation of the Property during the period of Seller’s ownership, to which Purchaser will have access during Purchaser’s inspection of the Property, are accurate in all material respects.
     (iii) To Seller’s knowledge and belief:
1.	except as may be reflected in the Rent Roll, all Leases are in full force and effect;

2.	except as may be set forth on the Rent Roll, no rent called for under the Leases has been paid more than thirty (30) days in advance of its due date;

3.	except as may be reflected in the Rent Roll or in such Lease, no Tenant is entitled to any concession, rebate, allowance, or period of occupancy free of rent under its Lease or any other agreement with Seller;

4.	all unpaid Tenant Inducement Costs (as defined in Section 11(f) of this Agreement) and Commissions (as defined in Section 6(b) of this Agreement) are set forth in the Rent Roll; and

5.	there are no leases of space in the Property or other agreements to occupy all or any portion of the Property, which will be in force after the Closing and other than the Leases identified on the Rent Roll and the leases of space in the Property (including amendments thereto) entered into in accordance with this Agreement. None of the Leases has been amended except as set forth in the Rent Roll. To Seller’s knowledge, neither Seller nor any tenant is in monetary default or has given written notice of any material non-monetary default under any of the Leases, except as set forth on the Rent Roll.

     (iv) With the exception of the “Disclosed Taking” described in subsection (iii) of Section 17 of this Agreement, there is no pending and, to Seller’s knowledge and belief, there is no threatened litigation, or condemnation action pending against Seller or the Property; provided, however, that this representation and warranty by Seller excludes litigation in which Seller is the plaintiff suing for unpaid rent and other landlord-tenant claims and litigation in the ordinary course of business in operating an office building.
     (v) At the Closing there will be no unpaid bills or claims in connection with any repair of the Improvements other than any unpaid bills or claims arising in the ordinary course of business, payable in a normal billing cycle, which Seller shall pay prior to the Closing or credit to Purchaser at the Closing.
     (vi) Seller has not claimed an agricultural use or open space ad valorem tax exemption with respect to the Property, or any portion thereof, which would cause subsequent assessments against the Property, or any portion thereof, for prior years due to a change in usage or ownership.
     (vii) Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1954.
     (viii) Seller has received no written notice from any governmental authority having jurisdiction over the Property to the effect that the Property is not in compliance with applicable laws and ordinances other than notices of non-compliance which have been remedied.
     (ix) Seller has not entered into any service agreements, equipment leasing contracts or other contracts relating to the Property which will be in force after the Closing, except for the Leases, the Service Contracts, contracts recorded in the official records of the County in which the Property is located. To Seller’s knowledge, Seller is not in monetary default and neither party has given written notice of any material non-monetary default under the Service Contracts.
     (x) The item(s) to be delivered by Seller to Purchaser pursuant to Section 6(a)(vii) of this Agreement constitute all of the third party reports relating to Hazardous Materials at the Property which are in Seller’s possession or control. The term “Hazardous Material” shall mean asbestos, petroleum products, and any other hazardous waste or substance which has, as of the date hereof, been determined to be hazardous or a pollutant by the U. S. Environmental Protection Agency, the U. S. Department of Transportation, or any instrumentally authorized to regulate substances in the environment which has jurisdiction over the Property.
     (xi) The item(s) to be delivered by Seller to Purchaser pursuant to Section 6(a)(viii) of this Agreement constitute all of the documents (“Loan Documents”) evidencing and securing the Current Mortgage encumbering the Property. To Seller’s knowledge, there is no default under the Loan Documents.
     (xii) On October 4, 2006, Seller mailed by United States Mail, Certified Mail, Return Receipt Requested, postage prepaid, the letter (the “Offer Letter”) which is attached as Exhibit “E” to this Agreement, and Seller has received notices from the United States Postal Service confirming that both addressees shown on the first page of the Offer Letter received their respective copies of the Offer Letter (the Dallas, Texas addressee on October 5, 2006, and the El Campo, Texas addressee on October 6, 2006). As of the Effective Date of this Agreement, Seller has not received any response from the addressees of the Offer Letter.
     (b) Seller’s proceeding to close the transaction contemplated by this Agreement and conveying title to the Property to Purchaser shall be deemed Seller’s confirmation and reaffirmation of all representations and warranties contained in subsection (a) above as of each respective Closing Date.
     (c) All representations and warranties made by Seller in subsection (a) above shall survive the transfer of title to the Property, for a period of one year after the Closing Date, and shall not be deemed to have been waived at the Closing (except to the extent actually known by Purchaser other party to be inaccurate or untrue as of the Closing Date), or merged into any of the documents of conveyance of transfer to be delivered by Seller at the Closing; provided, however, that (i) no representation or warranty shall survive the Closing if on the Closing Date Purchaser knows it to be inaccurate or untrue, and (ii) Seller shall not have any liability or obligation with respect to any representation or warranty herein contained unless within one year following the respective Closing, Purchaser notifies Seller in writing setting forth specifically the representation or warranty allegedly breached, and a description of the alleged breach in reasonable detail. All liability or obligation of Seller under any representation or warranty shall lapse and be of no further force or effect with respect to any matters not contained in a written notice delivered as contemplated above on or prior to one year following the respective Closing Date.
     (d) PURCHASER ACKNOWLEDGES AND AGREES THAT EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES STATED ABOVE IN SECTION 8(a), PURCHASER IS ACQUIRING THE PROPERTY ON AN “AS IS, WHERE IS AND WITH ALL FAULTS” BASIS, WITHOUT REPRESENTATIONS, WARRANTIES OR COVENANTS, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE. Purchaser hereby expressly acknowledges that the Improvements on the Property were constructed and placed in operation many years ago and, accordingly, are not like-new properties. Purchaser has heretofore made preliminary inspections of the Property and will have the opportunity, during the Review Period, to thoroughly inspect and examine the Property to the extent deemed necessary by Purchaser in order to enable Purchaser to evaluate its prospective purchase of the Property. Purchaser acknowledges that Purchaser is a knowledgeable purchaser of improved property such as the Property and that Purchaser is relying solely on its own expertise and that of Purchaser’s consultants, and that Purchaser will conduct such inspections and investigations of the Property, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same; and upon the Closing, Purchaser shall assume the risk of any adverse matters, including, but not limited to, adverse physical and environmental conditions, that may not have been revealed by Purchaser’s inspections and investigations. Accordingly, and notwithstanding anything contained in this Agreement or otherwise implied by applicable law to the contrary, it is understood and agreed that, except for the express representations and warranties of Seller contained in this Agreement or any document executed and delivered to

Purchaser under this Agreement, neither Seller, nor the Authorized Brokers, nor any other of Seller’s agents and representatives have made — and they are not now making and, if fact, specifically disclaim — any representations or warranties of any kind or character, express or implied, oral or written, past, present or future, with respect to the Property, including, but not limited to, any representations or warranties as to: (1) matters of title (other than Seller’s special warranty of title set forth in the Special Warranty Deed to be delivered by Seller to Purchaser at the Closing); (2) the condition of the Improvements; (3) environmental matters of any kind relating to the Property or any portion thereof (including the Improvements and the condition of the soil or groundwater beneath the Property); (4) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water and earthquake faults and the resulting damage of past and/or future earthquakes; (5) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, flood prone area, flood plain, floodway or special flood hazard; (6) drainage; (7) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any under shoring; (8) zoning to which the Property or any portion thereof may be subject; (9) the adequacy of the current utility facilities servicing the Property; (10) usages of adjacent properties; (11) access to the Property or any portion thereof; (12) the presence of hazardous substances or other environmental conditions in or on, under or in the vicinity of the Property; (13) the condition or use of the Property or compliance of the Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws; (14) the existence or non-existence of underground storage tanks; (15) the merchantability of the Property or fitness of the Property for any particular purpose; and (16) any tax consequences relating to this transaction.
Section 9.     COVENANTS OF SELLER
From the Effective Date until the Closing Date:
     (a) Seller shall operate, maintain and manage the Property in substantially the same manner as it is presently being operated, such that at the Closing Date the Property shall be in substantially the same physical condition as on the Effective Date, normal wear and tear and damage or destruction for fire or other casualty excepted.
     (b) Seller shall not remove any material items of the Personalty from the Property unless the same is obsolete and is replaced by tangible personal property or equal or greater utility and value.
     (c) Seller shall not, without Purchaser’s written consent, (i) change the existing zoning (if any) for the Property, (ii) plat or deed restrict the Property, (iii) place on or remove from the Land any buildings, or (iv) excavate the Property (except to the extent required to perform routine maintenance or repairs).
     (d) Seller shall continue in effect all insurance coverages that it currently maintains with respect to the Property.

     (e) Seller shall not encumber the Property with any mortgages, deeds of trust or other encumbrances except as expressly permitted above without Purchaser’s consent (which shall not be unreasonably withheld as to easements, licenses and similar documents required in the ordinary course of business).
     (f) For as long as this Agreement is still in effect (e.g., if Purchaser has not terminated this Agreement pursuant to Section 7(c) above), Seller will not enter into any Lease, nor modify any existing Lease, without the prior written consent of Purchaser, which consent Purchaser agrees not to withhold or delay unreasonably and shall not apply any Deposits under the Leases; provided, however, that if during the Review Period Purchaser disapproves of a Lease and Seller desires to nevertheless sign such Lease, then Seller may do so, so long as (i) Seller gives Purchaser not less than five (5) days prior notice thereof and (ii) Seller pays and to the extent not paid prior to the Closing, credits to Purchaser all Commissions and Tenant Inducement Costs under such Lease. And throughout the term of this Agreement, Seller shall not, without the prior written consent of Purchaser, enter into any new Service Contract or modify any existing Service Contract which would bind Purchaser or the Property after the Closing, except those which are terminated by Seller at Closing without a penalty or other amounts being paid by Purchaser. Prior to the Closing Date, Seller shall terminate those Service Contracts which are terminable (e.g., not including the current utility contract, which is not terminable) and which Purchaser does not elect to assume (which election shall be exercised by Purchaser, if at all, no later than fifteen (15) days prior to the Closing Date.
     (g) Seller shall use diligent efforts (not to be deemed to require the expenditure of money) to obtain for Purchaser (and, if disclosed to Seller prior to Seller’s commencing its efforts to obtain tenant estoppel letters, to Purchaser’s designated mortgage lender) tenant estoppel letters from all Tenants on the Property. Subject to the following provisions of this Section 9(g), the form of each signed estoppel letter (the “Acceptable Tenant Estoppel Letter Form”) shall be a form comparable to the estoppel letter form attached as Exhibit “B” to this Agreement or the form, if any, attached to such Tenant’s Lease dated no earlier than 30 days prior to the Closing Date containing no material qualifications, disclosing no defaults by the landlord or tenant or matters inconsistent with the Lease. Seller understands and agrees that subject to the following provisions of this Section 9(g), Purchaser’s obligation to consummate this Agreement is conditioned upon Seller’s delivering to Purchaser, on or before the Closing Date, either (i) tenant estoppel letters from Prosperity Bank and each other Tenant whose leased premises is at least 10,000 square feet in the Improvements (both Prosperity Bank and each other such Tenant being called a “Major Tenant”), plus other Tenants sufficient to cause the total of estoppel letters from Tenants in the Improvements to comprise at least 80% of the leased office space for the Improvements (the “Leased Space”) or (ii) if Seller is able to obtain estoppel letters from all Major Tenants and other Tenants comprising at least 70%, but not 80%, of the Leased Space for the Improvements and Seller is so willing, comparable certificates from Seller so that the total of tenant estoppel letters and Seller’s certificates comprises at least 80% of the leased office space for the Improvements (with the contingency stated immediately above being hereinafter referred to as the “Tenant Estoppel Letter Contingency”). If Seller fails to satisfy the Tenant Estoppel Letter Contingency, Purchaser may waive such contingency and consummate the Closing or may, at Purchaser’s option, terminate this Agreement, in which event (A) the Option Fee shall be promptly delivered by the Title Company to Seller, as consideration for Purchaser’s option right as prescribed in Section 7(c) of this Agreement, (B) the remainder of the

Earnest Money (plus any interest which may have been earned on the Earnest Money) shall be promptly delivered by the Title Company to Purchaser, (C) Purchaser shall deliver to Seller all Documents and all other surveys, reports and similar items relating to the Property (without warranty of any kind) which are in Purchaser’s possession or control (except for tests, reports and studies prepared by or on behalf of Purchaser) and, thereafter, (D) all other rights and duties under this Agreement shall cease.
Section 10.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER
Purchaser hereby warrants, represents and covenants as follows:
     (a) Purchaser has authority to enter into and perform its obligations under this Agreement.
     (b) In connection with its inspections, Purchaser shall not unreasonably interfere with any Tenants or with Seller’s business operations.
     (c) If this Agreement is terminated for any reason, Purchaser shall:
     (i) return to Seller all materials furnished by Seller to Purchaser;
     (ii) restore the Land, Improvements and Personalty to the extent disturbed by any physical tests conducted by or on behalf of Purchaser, and
     (iii) keep all financial information learned by Purchaser in connection with Seller’s ownership of the Property confidential (except for Purchaser’s employees, agents and advisors and Purchaser’s investment and/or financial prospects).
Section 11.     CLOSING
     (a) The closing of the sale of the Property by Seller to Purchaser shall occur on a business day (the “Closing Date”) no later than the Closing Deadline. At Purchaser’s option, Purchaser may specify an earlier Closing Date in a written notice from Purchaser to Seller, which notice must be delivered no later than seven (7) days prior to the specified earlier Closing Date. Time is of the essence with regard to the Closing Deadline.
     (b) The Closing shall occur in the offices of the Title Company.
     (c) Seller, at its sole cost and expense, shall deliver or cause to be delivered to the Title Company, for ultimate delivery to Purchaser, the following (all of which shall be subject to the approval of Purchaser, which approval shall not be unreasonably withheld, delayed or conditioned):
     (i) A Special Warranty Deed (the “Deed”), duly executed and acknowledged by Seller, conveying the Property to Purchaser, subject to the Permitted Encumbrances and containing the same disclaimer as is stated in Section 8(d) of this Agreement;
     (ii) Assignment of Leases and Miscellaneous Rights (the “Assignment”), fully executed and acknowledged by Seller, assigning and transferring to Purchaser all of

Seller’s rights, titles and interests in and to the Leases (with final updated certified Rent Roll attached), Deposits, Service Contracts (to the extent same are assignable and Purchaser has elected to accept an assignment thereof), and any Plans, Licenses and Permits and Trade Name Rights (if and to the extent owned by Seller and assignable) for the Property;
     (iii) An assignment, duly executed and acknowledged by Seller, assigning all warranties, guarantees, and bonds applicable to the Property, or any part thereof, such assignment to provide that Seller will co-operate (without any obligation to incur any cost or expense) with Purchaser in Purchaser’s attempts to secure performance by any warrantor for any work which Purchaser believes should be performed by any warrantor pursuant to such guaranties or warranties;
     (iv) The closing agreement described in Section 11(e) below, signed by Seller;
     (v) If applicable as prescribed in Section 17(iii) of this Agreement, the Disclosed Taking Agreement which is described in that Section 17(iii), signed by Seller;
     (vi) A written confirmation that the representations and warranties of Seller are true and correct at the Closing Date, and that such representations and warranties, to the extent applicable to the Closing Date, shall survive the Closing for a period of one year;
     (vii) An Owner’s Policy of Title Insurance in the amount of the Purchase Price, insuring that Purchaser is the owner of indefeasible fee simple title to the Land and Improvements that constitute real property, subject only to the Permitted Encumbrances and the standard printed exceptions included in a Texas standard form Owner Policy of Title Insurance; provided that if Purchaser so elects and pays the premium therefor, the standard exception pertaining to “discrepancies, conflicts or shortages in area or boundary lines, or any encroachments, or any overlapping of improvements” shall be deleted except for “shortages in area”;
     (viii) Evidence reasonably satisfactory to the Title Company and Purchaser that the person or persons executing the Closing documents on behalf of Seller have full right, power and authority to do so;
     (ix) The Deposits relating to the Property, as part of the adjustments to the applicable Purchase Price;
     (x) To the extent not previously delivered to Purchaser, estoppel letters from Tenants as contemplated in Section 9(g) of this Agreement;
     (xi) Unless the estoppel letter from Prosperity Bank includes a provision waiving its right to purchase the Property on account of this transaction, as stated in Paragraph 4 of the Amendment No. 4 which is included in the lease file for Prosperity Bank, a certification from Seller confirming and updating as of the date of the Closing the information that is recited in Section 8(a)(xii) of this Agreement;

     (xii) Executed originals of a notice to all Tenants, confirming the sale, specifying the amount of Deposit for each Tenant, and otherwise complying with the tenant notice requirements of Section 93.007(b) of the Texas Property Code (the “Tenant Notices”);
     (xiii) A certification that the Seller is not a foreign person within the meaning of Sections 1445 of the Internal Revenue Code;
     (xiv) Such documents as are required to transfer to Purchaser any letters of credit given as security or other deposits by Tenants; and
     (xv) Such additional documents, if any, as may be reasonably required by the Title Company in order to consummate the transactions hereunder (provided the same do no increase in any material respect the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein).
     (d) At the Closing, Purchaser, at its sole cost and expense, shall deliver or cause to be delivered to the Title Company, for ultimate delivery to Seller, the following:
     (i) The Purchase Price for the Property in immediately-available cash funds, due credit being given for all adjustments are made at the Closing as herein provided, and with the Earnest Money to be applied to the Purchase Price.
     (ii) The “Assignment” (defined above) by which Purchaser assumes all Leases, as well as all lease commissions which may become due as a result of any expansions and/or any renewals or extensions of the current lease terms;
     (iii) The “Tenant Notices” (defined above), executed by Purchaser;
     (iv) The closing agreement described in Section 11(e) below, signed by Purchaser;
     (v) If applicable as prescribed in Section 17(iii) of this Agreement, the Disclosed Taking Agreement which is described in that Section 17(iii), signed by Purchaser; and
     (vi) Evidence reasonably satisfactory to the Title Company that the person executing the Closing documents on behalf of Purchaser has full right, power and authority to do so.
     (e) Seller and Purchaser shall execute a closing agreement in which (i) Seller agrees to indemnify and hold Purchaser harmless of and from any and all liabilities, claims, demands and expenses which arose from events that occurred prior to the date of Closing and which were in any way related to the ownership, maintenance or operation of the Property prior to the date of Closing, and all expenses related thereto, including, without limitation, court costs and attorneys’ fees and (ii) Purchaser agrees to indemnify and hold Seller harmless of and from any and all liabilities, claims, demands and expenses, of any kind or nature arising or accruing subsequent to the date of Closing and which are in any way related to the ownership, maintenance or operation of the Property, and all expenses related thereto, including, without limitation, court costs and attorneys’ fees; provided, however, that Purchaser shall in no event be liable for, and Seller shall indemnify Purchaser for, claims, demands and expenses relating to agreements which Purchaser has not assumed.
     (f) All normal and customarily proratable items, including without limitation real estate and personal property taxes and assessments, utility bills (except as hereinafter provided), rents and other income, shall be prorated as of the Closing Date, with Seller being charged and credited for all of same relating to the period up to and including the Closing Date and Purchaser being charged and credited for all of same relating to the period subsequent to the Closing Date. Seller hereby represents and warrants to Purchaser that to the extent that any rent and/or tenant expense reimbursement information is supplied by Seller in connection with this subsection (f), such information will be accurate and complete, and this representation and warranty by Seller shall survive the Closing. If the actual amounts to be prorated are not known as of the Closing Date, then the prorations shall be made on the basis of the best evidence then available; and thereafter, as and when actual figures are received, one or more post-Closing cash settlement(s) will be made between Seller and Purchaser. Purchaser shall assume all obligations for Tenant Inducement Costs and Commissions which become due on account of Tenant renewals with respect to options under existing Leases exercised after the Effective Date of this Agreement, and Seller shall be responsible for paying at Closing (or crediting to Purchaser) all other Tenant Inducement Costs and Commissions under all Leases as of the Effective Date of this Agreement. Purchaser shall pay the Tenant Inducement Costs and Commission(s) for any new lease which may be entered into after the Effective Date of this Agreement, as long as Seller has complied with Section 9(f) above with respect to such new lease; and Seller shall pay same if it has not complied with Section 9(f) above. “Tenant Inducement Costs” shall mean any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which are in the nature of tenant inducement, including tenant improvement costs, lease buyout costs and moving, design, refurbishment and club membership allowances. The term “Tenant Inducement Costs” shall not include loss of income resulting from any free rental period, it being agreed that seller shall bear the loss resulting form any free rental period until the Closing date and that Buyer shall bear such loss from and after the Closing Date. No prorations shall be made at Closing in relation to delinquent rents existing, if any, as of the Closing Date, nor for required tenant expense reimbursements which are not due as of the Closing Date; instead such items shall be prorated if and when received by Purchaser, with (i) Purchaser agreeing to use its good faith efforts to collect all amounts due and promptly forward Seller’s portion to Seller upon any such collection, (ii) Seller agreeing to cooperate with Purchaser’s reasonable requests for information regarding prior lease histories and expense information, and (iii) both parties agreeing to provide reasonable information to the other as to the efforts of the reporting party. With regard to delinquent rentals and expense reimbursements, Purchaser shall make a good faith attempt to collect such delinquent rentals and expense reimbursements after the Closing (although Purchaser shall not be required to institute any eviction nor any suit or collection procedures for delinquencies), but all rents and expense reimbursements shall be applied first to then-due obligations owing to Purchaser before being applied to any delinquencies which were owed to Seller at Closing. If Purchaser collects any delinquent rentals and/or expense reimbursements after the Closing, such collection shall be remitted to Seller promptly upon receipt by Purchaser; provided, however, that in the case of delinquencies, Purchaser shall have the right first to reimburse itself for any reasonable out-of-

pocket expenses which Purchaser may have incurred in collecting the delinquent rents and and/or expense reimbursements. Final readings and final billing for utilities will be made if possible as of the Closing Date, in which event no proration shall be made at the Closing with respect to utility bills. The provisions of this Section 11(f) shall survive the Closing.
     (g) In addition to the other costs and expenses specifically provided for herein, Closing costs and expenses shall be borne as follows:
     (i) Seller shall be obligated for and shall pay:
1.	The cost of the Current Survey;
2.	The reimbursement to Purchaser for Purchaser’s out-of-pocket cost in obtaining the New Survey, if any, as prescribed in Section 5(b) above;

3.	Seller’s attorney fees;

4.	The cost of title curative matters;

5.	All prepayment fees, premiums, penalties, yield maintenance fees, and expense reimbursements (if any) which may be charged by the mortgagee of the Current Mortgage if such Current Mortgage is to be paid in full at the Closing;

6.	The brokerage commission prescribed in Section 12 below; and

7.	One-half the escrow fees charged by the Title Company.
     (ii) Purchaser shall be obligated for and shall pay:
1.	The cost of recording the Deed;

2.	The cost of the New Survey, if any, subject to Seller’s reimbursement as prescribed in Section 5(b) above;

3.	The cost of any endorsements or other coverages which may be requested by Purchaser (e.g., the 15% additional premium for deleting the boundary exception from the Owner’s Policy of Title Insurance, if such deletion is requested by Purchaser);

4.	All assumption fees, premiums, expense reimbursements and other charges required by the mortgagee of the Current Mortgage if such Current Mortgage is to be assumed by Purchaser at the Closing;

5.	The Purchaser’s attorney fees;

6.	All fees, expenses and other charges which may be incurred by Purchaser in connection with funding the Purchase Price (such as all fees, expenses and other charges related to any mortgage financing); and
7.	One-half the escrow fees charged by the Title Company.
     (h) Upon completion of the Closing, Seller shall deliver to Purchaser possession of the Property free and clear of all tenancies of every kind and parties in possession, except for Tenants holding under Leases, and except for the rights of parties under the Permitted Encumbrances, and shall deliver or cause to be delivered to Purchaser the following items: (aa) all books and records specifically pertaining to the operation of the Property during the period of Seller’s ownership thereof (with the exception of federal income tax returns and internal partnership records of Seller); (bb) The Plans, Licenses and Permits; and (cc) the originals of all Leases and Service Contracts.
Section 12.     AUTHORIZED BROKERS: COMMISSION; SPECIAL DISCLOSURE
     (a) Commission Agreement. Conditioned upon the Closing, Seller shall pay to each of the Authorized Brokers identified in Section 2 of this Agreement a brokerage commission, as follows: (i) to CB Richard Ellis, a commission equal to 0.75% of the Purchase Price; and (ii) to Millennium Office Management, Inc., a commission equal to 0.50% of the Purchase Price. No commission, fee or compensation of any kind will be paid to either of the Authorized Brokers if this sale is not consummated for any reason whatsoever.
     (b) Mutual Indemnity. Except as provided in subsection (a) immediately above with regard to the Authorized Brokers, each party hereby agrees to defend, indemnify, and hold harmless the other party from and against any claim by third parties arising by, through, or under the indemnifying party, for brokerage, commission, finders’ or similar fees relative to this Agreement for the sale of the Property, and any court costs, attorneys’ fees, or any other costs or expenses arising therefrom. The indemnification agreement set forth in this Section 12(a) shall survive the Closing or the termination of this Agreement.
     (c) Special Disclosure by Seller and Millennium Office Management, Inc.. Both Seller and one of the Authorized Brokers, Millennium Office Management, Inc., hereby disclose to Purchaser that Jonathan Azoulay, who is an owner and an officer of Millennium Office Management, Inc., is also a principal in the ownership entity comprising the Seller.
Section 13.     DTPA WAIVER
Purchaser hereby waives all rights that it may have under the Texas Deceptive Trade Practices and Consumer Protection Act (Section 17.41 et seq. of the Texas Business and Commerce Code). In this regard Purchaser confirms to Seller that Purchaser is not in a significantly disparate bargaining position, that Purchaser has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of this transaction, and that Purchaser has been represented by legal counsel of its own selection with respect to the transaction contemplated by this Agreement and such legal counsel has not been directly or indirectly identified, suggested or selected by Seller or an agent of Seller.

Section 14.     NOTICES
Any notice provided or permitted to be given pursuant to this Agreement must be in writing and may be served by: (i) by delivering the same in person to such party; (ii) by national courier service; or (iii) by telecopier. Notice shall be effective only upon receipt at the address of the addressee or refusal of the addressee to accept delivery. For purposes of notice, the addresses of the Purchaser and Seller are as set out in Section 1 of this Agreement; however, either party may change its address for notice by giving to the other party at least five (5) business days prior written notice of the change.
Section 15.     ASSIGNMENT BY PURCHASER
Purchaser may assign Purchaser’s rights and obligations under this Agreement to a partnership, joint venture, corporation or other entity in which the either (i) Grubb & Ellis, Inc. or an entity affiliated with Grubb & Ellis, Inc. serves as the managing general partner, manager or member, or (ii) a reputable investor who has heretofore purchased real estate through the agency services of Grubb & Ellis Realty Advisors, Inc. or an affiliated entity (the qualifying party being referred to as the “Assignee”), provided that:
     (i) the assignment is in full compliance with Section 20 of this Agreement;
     (ii) the Assignee expressly assumes the obligations of Purchaser hereunder in a written agreement; and
     (iii) such written agreement is delivered to Seller no less than three (3) business days prior to the Closing Date.
Section 16.     ASSIGNS
Subject to the provisions of Section 15 hereof, this Agreement shall inure to the benefit of and be binding on the parties hereto and their respective heirs, legal representatives, successors, and assigns. This Agreement is for the sole benefit of Seller and Purchaser (including a permitted Assignee), and no third party (including without limitation subsequent owners of the Property) is intended to be a beneficiary of or have the right to enforce this Agreement.
Section 17.     DESTRUCTION, DAMAGE OR TAKING
Seller agrees to give Purchaser prompt notice of any fire or other casualty affecting the Property or of any actual or threatened taking or condemnation of all or any portion of the Property (i.e., in addition to the “Disclosed Taking” which is mentioned in subsection (iii) below). In addition, the parties further agree as follows:
     (i) If prior to the Closing, the Property is damaged by fire, the elements or any other casualty or if prior to the Closing all or any portion of the Property is taken by eminent domain, and if at any time the cost of repairing or restoring the Impaired Property or Properties, is reasonably estimated to be in excess of the “Termination Threshold” (as defined below) or any tenant of the Property has the right to terminate its

Lease, then Purchaser shall have the right to terminate this Agreement by written notice delivered to Seller on or before the date (the “Casualty Termination Deadline”) which is the earlier of the Closing Date or ten (10) business days after Seller has delivered written notice of such damage or taking to Purchaser. In the event of a termination by Purchaser pursuant to the immediately preceding sentence, (a) all Earnest Money (including any interest which may have been earned on the Earnest Money) shall be promptly delivered by the Title Company to Purchaser, (b) Purchaser shall deliver to Seller all Documents and all other surveys, reports and similar items relating to the Property (without warranty of any kind) which are in Purchaser’s possession or control (excluding tests, reports and studies prepared by or on behalf of Purchaser) and, thereafter, (c) all other rights and duties under this Agreement shall cease. If Purchaser does not terminate this Agreement on or before the Casualty Termination Deadline as provided above, then Purchaser shall be deemed to have irrevocably waived any further right to terminate this Agreement pursuant to this Section 17(i) with respect to such casualty or condemnation, and the parties shall proceed to the Closing in accordance with Section 17(ii) and other applicable provisions of this Agreement. For purposes of this Section 17(a), the term “Termination Threshold” shall be deemed to mean Two Hundred Fifty Thousand Dollars ($250,000.00).
     (ii) In the event that the cost of repairing or restoring the Property does not exceed the Termination Threshold and no tenant of the Property has the right to terminate its Lease, or if for any reason Purchaser does not terminate this Agreement on or before the Casualty Termination Deadline as provided in Section 17(i) above, then in such event Purchaser shall not have the right to terminate this Agreement pursuant to Section 17(i); and, instead, all proceeds or awards received by Seller, and such Seller’s rights to such proceeds or awards subsequent to the Closing, from any such taking or casualty (after deducting Seller’s reasonable cost of collecting the same and any reasonable expenses that Seller shall have incurred in repairing or restoring the Property) shall be assigned by Seller to Purchaser at the Closing. The parties further agree in this regard as follows: (a) Seller shall expressly agree at Closing not to settle any insurance or condemnation claim without Purchaser’s prior written approval (which approval Purchaser shall agree not to unreasonably withhold, delay or condition), (b) Seller shall refund to Purchaser at Closing any and all monies which may have been received by Seller but which have been assigned to Purchaser by the terms of this Agreement (after deducting Seller’s reasonable cost of collecting the same and any reasonable expenses that Seller shall have incurred in repairing or restoring the Property), and Seller shall further agree to refund to Purchaser after Closing any and all monies which Seller may receive after the Closing (in each instance after deducting Seller’s reasonable cost of collecting the same and any reasonable expenses that Seller shall have incurred in repairing or restoring the Property); (c) Seller shall have no repair or restoration obligations after the Closing, and (d) the Purchase Price shall not be abated or reduced, except to the extent of any insurance deductible which may be applicable to Seller’s insurance coverage or any loss or damage which is not covered by insurance under Seller’s insurance coverage.
     (iii) Notwithstanding anything to the contrary which may be contained in this Section 17 or elsewhere in this Agreement, the parties acknowledge that the City of Dallas has expressed an interest in taking by condemnation, or by a deed in lieu of condemnation, an approximately 8-foot strip of the Land adjacent to LBJ Freeway (the “Disclosed Taking”). Any settlement or determination of the award or other compensation for the Disclosed Taking shall be subject to the reasonable approval of Purchaser and Seller. With regard to the Disclosed Taking, the parties further agree as follows: (A) Purchaser shall have no right to terminate this Agreement after the Review Period on account of the Disclosed Taking; (B) all awards and other payments received from the condemning authority on account of the Disclosed Taking, whether received before or after the Closing, shall be allocated between Purchaser and Seller as follows: (I) the award or other payment shall first be applied to reimburse reasonable attorneys’ fees and costs paid or incurred in connection with the Disclosed Taking, with Purchaser agreeing that Seller shall be entitled to direct the legal representation of the Disclosed Taking and to incur all legal fees if it so chooses (subject to the final sentence of this subparagraph); (II) the next $150,000 of the award or other payment shall be paid to Seller; (III) then, a portion of the award or other payment equal to the reasonable out-of-pocket costs incurred or to be incurred by Purchaser to arms-length third parties in order to restore any damage to the Property which may result from the Disclosed Taking (including but not limited to any parking area re-striping costs) shall be paid to Purchaser; and (IV) then, the remaining award or other payment, if any, shall be shared equally between Seller and Purchaser; and (C) the parties shall execute at the Closing an agreement related to the Disclosed Taking (the “Disclosed Taking Agreement”) which to provide for the disposition and allocation of the award or other payments as aforesaid. In connection with item (B)(I) in the immediately preceding sentence, the parties hereby agree that with the exception of the “Approved Attorneys” defined below (as to whom both Seller and Purchaser hereby confirm their agreement), Seller will submit any proposed legal representation to Purchaser for approval, with Purchaser agreeing not to withhold or delay its approval unreasonably; and for purposes of this sentence, the term “Approved Attorneys” will be deemed to mean the following: ( Y ) the law firm of Cole & Cole, P.C.., Dallas, Texas; and ( Z ) Kenneth A. Wright, attorney at law, Dallas, Texas.
Section 18.     DEFAULT
     (a) If Seller shall default in its obligations under this Agreement, Purchaser may, as its sole and exclusive remedy (subject to Section 26 below), enforce specific performance of this Agreement. Notwithstanding anything to the contrary contained in this subsection (a), if prior to the Closing Seller either (i) voluntarily conveys the Property to another party, or (ii) voluntarily places a mortgage on the Property which cannot be satisfied by the Purchase Price, or (iii) refuses to execute and deliver at the Closing to the Title Company the Deed, the Assignment and the other documents required pursuant to Section 10(c) of this Agreement (but with a disagreement between Seller and Purchaser as to the form of a document not being deemed to constitute Seller’s refusal to execute such document), then in any of such specified events Purchaser shall also be entitled to seek a recovery for its out-of-pocket costs paid to third parties in connection with this transaction.
     (b) If Purchaser shall default in its obligations under this Agreement, Seller may, as Seller’s sole and exclusive remedy (subject to Section 26 below), receive, as liquidated damages, whatever amount of Earnest Money (including interest) may have been theretofore deposited with the Title Company.

Section 19. ESCROW INSTRUCTIONS
In order to reduce the administrative difficulties sometimes encountered by escrow agents in determining the correct disposition of earnest money, Seller and Purchaser hereby irrevocably instruct the Title Company as follows in connection with the Earnest money described in this Contract:
     (a) If at any time before the conclusion of the Review Period, Purchaser delivers to the Title Company a written certification that this Agreement has been terminated through no default of Purchaser, then in such event, unless precluded by an order of a court purporting to have jurisdiction over this matter, the Title Company (i) shall immediately deliver the Option Fee to Seller, and (ii) shall immediately return the Earnest Money to Purchaser, all without the need for any approval by Seller — and even despite any potential objection by Seller, it being agreed (A) that the Title Company may conclusively rely upon the certification of Purchaser and (B) that Seller’s sole remedy, if the certification is incorrect, shall be against Purchaser and not against the Title Company.
     (b) In the event that, subsequent to the Closing Deadline, Seller delivers to the Title Company a written certification (i) that this Agreement has been terminated because of a default by Purchaser and (ii) that Seller has given Purchaser at least seven days prior written notice of Purchaser’s default and of Seller’s intention to make the demand, then in such event, unless Purchaser shall have given Seller and the Title Company written notice of Purchaser’s objection thereto, the Title Company shall immediately deliver the Earnest Money to Seller, without the need for any approval by Purchaser.
     (c) In any event other than those described above, the Title Company shall disburse the Earnest Money only as provided in this Agreement, or as may subsequently be mutually directed by Seller and Purchaser, or as may be required by law.
     (d) By accepting the Earnest Money and setting up a file for this transaction, the Title Company shall be deemed to have acknowledged and agreed to comply with the instructions contained in this Section 19; however, Seller and Purchaser agree that the Title Company shall have the right, without incurring any liability to either party, to seek injunctive or interpleader relief from a court of law if the Title Company has a bona fide concern as to an ambiguity in these instructions.
Section 20. SPECIAL PROVISIONS REGARDING NATIONAL SECURITY
By their execution of this Agreement, Seller and Purchaser hereby make the following additional representations, warranties and covenants to each other, all of which shall survive the execution and delivery of this Agreement and the Closing described herein.
     (a) Not a Prohibited Person. Each party (hereinafter sometimes referred to as the “Representing Party”) hereby represents and warrants to the other party that the Representing Party is not now, nor shall it be at any time during the term of Agreement, a “Person” (as hereinafter defined) with whom a “U.S. Person” (as hereinafter defined) is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under U.S. law, regulation, executive orders or the “Lists” (as hereinafter defined).
     (b) No Investigations. Each Representing Party further represents and warrants to the other party that neither the Representing Party, nor any party affiliated with the Representing Party (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the U.S. would be predicate crimes to money laundering, or any violation of any “Anti-Money Laundering Laws” (as hereinafter defined); (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (iii) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws.
     (c) Compliance. Each Representing Party further represents and warrants to the other party that the Representing Party is in compliance with, and during the term of this Agreement shall comply with, any and all applicable provisions of the “Patriot Act” (as hereinafter defined).
     (d) Prohibited Contracts. Neither Seller nor Purchaser may assign any of their rights under this Agreement to any Person who is listed on the Lists or who, to the knowledge of the assigning party, is engaged in illegal activities. Each assigning party shall conduct such due diligence as may be reasonably required to comply with the foregoing obligations. Each assigning party shall maintain in its files copies of such due diligence, and shall provide a copy of same to the other party upon the submittal of any assignment or request for consent to assignment.
     (e) Source of Funds. Purchaser represents and warrants to Seller that Purchaser has taken, and shall continue to take during the term of this Agreement, such measures as are required by law, and those which may from time to time be directed by Seller, in the exercise of its reasonable judgment, to assure that the funds used to pay the Purchase Price are derived from permissible sources and transactions that do not violate U.S. law or, to the extent such funds originate outside the U.S., do not violate the laws of the jurisdiction in which they originated.
     (f) Notification. If either party to this Agreement obtains knowledge that such party, or an entity affiliated with such party, or the employees of any of such parties, become listed on the Lists or are indicted, arraigned, or custodially detained on charges involving Anti-Money Laundering Laws, then such party shall immediately notify the other party to this Agreement upon receipt of knowledge of such events, and the notifying party shall with respect to any employees, immediately remove such employee from employment.
     (g) Definitions. A "U.S. Person” is a citizen of the United States of America, an entity organized under the laws of the United States of America, its territories or any of the several states, or an entity having its principal place of business within the United States of America or any of its territories. “Lists“ mean any lists published by OFAC (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC) including the Specially Designated Nationals and Blocked Persons list. "OFAC” is the Office of Foreign Assets Control, Department of the Treasury. “Anti-Money Laundering Laws” shall mean laws, regulations and sanctions, state and federal, criminal and civil, that (1) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (2) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; or (3) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the "Patriot Act"), the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.
Section 21. ENTIRE AGREEMENT; MERGER
The parties agree that this Agreement (including the Exhibits hereto) is the entire agreement between Seller and Purchaser concerning the sale of the Property and no modification hereof or subsequent agreement relative to the subject matter hereof shall be binding on either party unless reduced to writing and signed by the party to be bound. This Agreement supersedes, negates and renders inoperable all prior brochures and/or offering materials relating to the Property, as well as all prior agreements, correspondence, discussions and other communications between the parties and/or the Authorized Brokers relating to the Property.
Section 22. BUSINESS DAY
If the last day for performance of any obligations hereunder, or the last day of the Review Period, or the Closing Deadline, is not a Business Day, then the deadline for such performance or the expiration of the applicable Period or Deadline shall be extended to the next Business Day. As used herein, the term “Business Day” shall mean each day Monday through Friday except days on which national banks located in the State of Texas, are authorized or required by law or other governmental actions to close.
Section 23. MULTIPLE COUNTERPARTS; FACSIMILE SIGNATURES
To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required, and facsimile transmission is permitted. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this instrument to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. A signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereof and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages. A signed copy of this Agreement which is transmitted by facsimile shall be binding upon the party whose signature is so transmitted.

Section 24. CONSTRUCTION
This Agreement and any documents delivered pursuant thereto shall be construed without regarding to the identity of the person who drafted the various provisions thereof. Moreover, each and every provision of this Agreement and such other documents shall be construed as though all parties hereto had participated equally in the drafting thereof. As a result of the foregoing, any rule of construction that a document is to be construed against the drafting party shall not be applicable.
Section 25. INVALID PROVISIONS
If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provisions had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision of by its severance from this Agreement.
Section 26. ATTORNEY’S FEES
In the event of litigation between the parties in connection with this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs from the non-prevailing party. The obligation in the immediately preceding sentence is cumulative with the remedies prescribed in Section 18 of this Agreement and shall survive any termination of this Agreement or the Closing.
Section 27. GOVERNING LAW; VENUE
This Agreement shall be governed and construed in accordance with the laws of the State of Texas, and this Agreement shall be performed in Dallas County, Texas, i.e., the county where the office of the Title Company is located and where the Property is located. The venue for any litigation related to this Agreement shall be in Dallas County, Texas.
Section 28. EXCLUSIVITY
Seller agrees that during the term of this Agreement, Seller shall not execute any agreement, contract or other document for the sale, transfer, exchange or other conveyance of the Property. In addition, Seller agrees that from and after the later of (i) the conclusion of the Review Period and (ii) Purchaser’s delivering the Second Deposit to the Title Company, and continuing through the earlier of the termination of this Agreement or the Closing Date, Seller shall not, directly or indirectly: (i) actively solicit or pursue any new offers or new parties, for the sale, exchange, transfer or other conveyance of the Property, or (ii) conduct negotiations for the acquisition of the Property with any parties.

Section 29. AUDIT COOPERATION
At any time before Closing and during the eighteen (18) month period after Closing, Seller shall allow Purchaser’s and its auditors access to the books and records of Seller (but not including any of Seller’s federal tax returns or records, nor any of Seller’s partnership communications, internal memoranda or other internal papers) relating to the operation of the Property from and after January 1, 2003, to enable Purchaser to comply with any financial reporting requirements applicable to Purchaser. In addition, if requested by Purchaser’s auditors, Seller will cooperate with such auditors in preparing a statement of revenue and certain expenses (the “Audit Statement”) which is contemplated in the letter attached as Exhibit “C” to this Agreement; and if after cooperating with Purchaser’s auditors in preparing such Audit Statement, Seller determines in its reasonable judgment that the Audit Statement complies with the assurances that are contained in the letter attached as Exhibit “C” to this Agreement (the “Audit Letter”), then Seller will deliver the Audit Letter to Purchaser’s auditors, executed by the Seller’s property management company.
Section 30. ENTITY ACKNOWLEDGMENT
Each party hereby agrees that the individual signing this Agreement on behalf of the other party is doing so in his or her capacity as an officer of such other party and not in his or her individual capacity. In this regard Seller further acknowledges that Purchaser is executing this Agreement as an entity, regardless of whether the entity is actually formed on the Effective Date of this Agreement.
     EXECUTED by the parties hereto on the respective dates shown below.

“SELLER” ABRAMS OFFICE CENTER, LTD., a Texas limited partnership
By:	SYNERPLEX PROPERTIES, L.L.C., a Texas
limited liability company, its sole general partner

By:
Abraham Azoulay, Manager

Date of Seller’s Signature: October ___, 2006 [signatures continued on the next page]

“PURCHASER” GERA PROPERTY ACQUISITION LLC, a Delaware limited liability company
By:
Name:
Title:

Date of Purchaser’s Signature: October ___, 2006

“AUTHORIZED BROKERS” CB RICHARD ELLIS, INC.
By:
Gary Carr, Executive Vice President

Date of Signature: October ___, 2006

MILLENNIUM OFFICE MANAGEMENT, INC.
By:
Jonathan Azoulay, President

Date of Signature: October ___, 2006

ACKNOWLEDGEMENT OF TITLE COMPANY
     RECEIVED, a fully executed copy (which may be in counterparts), this ______ day of October, 2006. Our execution below shall confirm our specific agreement to the provisions of Section 5(a), Section 11(c)(i) and Section 19, as such Sections relate to our obligations in this transaction.

LANDAMERICA AMERICAN TITLE COMPANY
By:
Debby S. Moore

LandAmerica American Title Company 8201 Preston Road, Suite 280 Dallas, Texas 75225 Attn: Debby S. Moore Telephone: (214) 361-2878 Telecopy: (214) 368-0039 E-Mail:dmoore@landam.com

EXHIBIT “A”
ABRAMS CENTRE “LAND” DESCRIPTION
BEING all real estate owned by Abrams Center, Ltd., a Texas limited partnership, in the J.D. Hamilton Survey, Abstract No. 647, City of Dallas, Dallas County, Texas, and being described as follows:
BEING an 8.2408 acre tract of land situated in the J.D. Hamilton Survey, Abstract No. 647, Dallas County, Texas, further being all of LOT 1, BLOCK 8413, ABRAMS CENTRE ADDITION, an addition to the City of Dallas according to the plat thereof recorded in Volume 82250, Page 4794, Deed Records, Dallas County, Texas, and part of LOT 2C, BLOCK A/8413, SECOND REVISION OF HYDE ADDITION, an addition to the City of Dallas according to the plat thereof recorded in Volume 80197, Page 2968, Deed Records, Dallas County, Texas, also being all of that certain tract conveyed to AGF ABRAMS EXCHANGE, LTD. by Special Warranty Deed recorded in Volume 98009, Page 01951, Deed Records, Dallas County, Texas, said 8.2408 acre tract being more particularly described as follows:
BEGINNING at an axle found for corner in the southwest line of I.H. 635 (LBJ Frwy), at the southeast corner of LOT 2D of said HYDE ADDITION, common with the northeast corner of said LOT 1, ABRAMS CENTRE ADDITION;
THENCE S49°03’44“E along the said southwest line of I.H. 635, a distance of 610.41 feet to a 5/8” iron rod found for corner;
THENCE S49°48’46“E continuing along the said southwest line of I.H. 635, a distance of 134.84 feet to a 5/8” iron rod found for corner at the northeast corner of LOT 1A, BLOCK 8412, DAYS INN OF AMERICA 2 addition recorded in Volume 95174, Page 4104, Deed Records, Dallas County, Texas;
THENCE N89°44’51“W departing the said southwest line of I.H. 635 and along the north line of said LOT 1A, DAYS INN OF AMERICA 2 addition, at 463.39 feet passing a 1” iron pipe found at the northwest corner of said LOT 1A, DAYS INN OF AMERICA 2 addition, also the northeast corner of LOT 2, BLOCK 8412, FOREST LANE APARTMENTS ADDITION recorded in Volume 71008, Page 1443, Deed Records, Dallas County, Texas, and continuing, along the north line of said FOREST LANE APARTMENTS ADDITION, in all, a total distance of 1024.22 feet to a 5/8” iron rod set for corner in the north line of a City of Dallas tract in BLOCK 8411, at the southeast corner of a State of Texas tract in BLOCK 1/8414;

A-1

THENCE N00°12’08“W along the east line of said State of Texas tract, at 366.86 feet passing a capped iron rod found at the north end of the east terminus line of a 15’ Alley, at the southeast corner of LOT 1A, BLOCK 1/8414, HALLMARK INDUSTRIAL PARK addition, recorded in Volume 93229, Page 6540, Deed Records, Dallas County, Texas, and continuing, along the east line of said HALLMARK INDUSTRIAL PARK addition, in all, a total distance of 482.47 feet to a 5/8” iron rod found for corner in the west line of the aforementioned LOT 2C, BLOCK A/8413;
THENCE EAST departing the east line of said HALLMARK INDUSTRIAL PARK addition, crossing said LOT 2C then along the south line of LOT 2D, BLOCK A/8413 of the aforementioned SECOND REVISION OF HYDE ADDITION, a distance of 461.78 feet to the POINT OF BEGINNING and containing 358,969 square feet or 8.2408 acres of land, more or less.

A-2

EXHIBIT “B”
TENANT ESTOPPEL LETTER FORMAT
[date]
GERA Property Acquisition LLC
c/o Grubb & Ellis Realty Advisors, Inc.
100 N. Riverside Plaza, 21st Floor
Chicago, IL 60602

Attention:	Mark Chrisman Executive Vice President
Re: Abrams Centre Office Building, 9330 LBJ Freeway, Dallas, Texas
Suite: ___________________________
Tenant: _________________________
Ladies and Gentlemen:
     The undersigned tenant (“Tenant”) has been advised that you and/or an entity affiliated with you (“Purchaser”) are considering the purchase of the property commonly known as Abrams Center Office Building, 9330 LBJ Freeway, Dallas, Texas (the “Office Building”), a portion of which (the “Leased Premises”) Tenant leases pursuant to the terms and provisions of that certain lease agreement (the “Lease”) the current parties to which are the undersigned Tenant and ________________________ (“Landlord”). Tenant has also been advised that a portion of the funds which Purchaser will be using in acquiring the Office Building will be loaned to Purchaser by an entity designated by Purchaser (“Mortgagee”) which will place a mortgage lien on the Office Building in order to secure its loan to Purchaser.
     In connection with such acquisition, the undersigned hereby represents and certifies to Purchaser and to Mortgagee that:
     1. The Lease and any amendments thereto constitutes the entire agreement between Tenant and Landlord pertaining to the space leased by Tenant. There are no other agreements or understandings, whether by side letter or otherwise, oral or written, affecting the Lease, except as identified below:

     2. The approximate area of the Leased Premises is _________ square feet.
     3. The commencement and termination dates of the current term of the Lease are _________ and _________, respectively. Tenant has an option(s) to extend the term of the Lease for up to _______________ (______) additional years. Except as expressly provided in the Lease, Tenant does not have any right or option to renew or extend the term of the Lease, to lease other space at the Office Building, nor any preferential right to purchase all or any part of the Leased Premises or the Office Building.

Grubb & Ellis Realty Advisors, Inc.

[date]
     4. The amount of basic rent payable by Tenant is $  ______ per month. Such rent has been paid through the month of ____________, 2006. Tenant has no remaining period of rent-free occupancy under the Lease, and Tenant has not paid any rent in advance other than the security deposit specified in Paragraph 6 below and rent for the month in which this estoppel letter is being executed. [NOTE: If Tenant does have any period of rent-free occupancy under the Lease, and/or if Tenant has paid any rent in advance other than the security deposit specified in Paragraph 6 below and rent for the month in which this estoppel letter is being executed, explain in the space which follows: __________________. ]
     5. In addition to basic rent, Tenant is obligated under the Lease to reimburse the Landlord for various expenditures. Currently, the monthly expense reimbursement which Tenant is paying to the Landlord is $_________ each month.
     6. There have been no security or other deposits except for Tenant’s security deposit in the amount of $_________.
     7. There is no unpaid tenant finish-out allowance or construction allowance or other payments whatsoever that are or are to become due from Landlord or Tenant, however such may be characterized (but with this Paragraph 7 not intending to waive any of Tenant’s rights in the event of a future default by Landlord in its obligations under the Lease).
     8. The Lease is in full force and effect, and Tenant is not currently aware of any default or breach on the part of Tenant or Landlord under the Lease.
     9. The Tenant is not currently seeking a deduction from or a set-off against future rent payments for any payments made by or on behalf of Landlord or Tenant.
     10. The undersigned Tenant is in occupancy and has accepted possession of the premises described in the Lease. [NOTE: If the undersigned Tenant is subleasing all or a portion of the Leased Premises to another party, or if the undersigned Tenant has assigned the Lease to another party, explain in the space which follows: _____________________.] All work required under the Lease to be done by Landlord on or prior to the date hereof, including tenant improvements and finish work, has been fully and satisfactorily completed.

Grubb & Ellis Realty Advisors, Inc.

[date]
     11. Tenant hereby acknowledges and agrees that both Purchaser and Mortgagee shall be entitled to rely upon the foregoing provisions of this letter in consummating the above-referenced transaction.

Very truly yours,

By:
Title:

EXHIBIT “C”
LETTER FROM SELLER TO PURCHASER’S AUDITOR
Date _________ , 2006
Ernst & Young LLP
233 South Wacker Drive
Chicago, Illinois 60606

Re:	Abrams Centre Office Building, 9330 LBJ Freeway, Dallas, Texas
Seller: Abrams Office Center, Ltd., a Texas limited partnership Purchaser: GERA Property Acquisition LLC, a Delaware limited liability company
In connection with your audit of the statement of revenue and certain expenses of the ____________ (the “Property”) for the year ended December 31, 2005, 2004 and 2003, which was prepared for the purpose of the purchaser of the Property complying with the rules and regulations of the Securities and Exchange Commission, we recognize that obtaining representations from us concerning the information contained in this letter is a significant procedure in enabling you to form an opinion on whether the statement of revenue and certain expenses presents fairly, in all material respects, the results of operations of the Property in conformity with U.S. generally accepted accounting principles.
Certain representations in this letter are described as being limited to matters that are material. Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in the light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.
Accordingly, the Seller makes the following representations, which are true to the best of the Seller’s knowledge and belief:
General
The Seller recognizes that, as owner of the Property, it is responsible for the fair presentation of its statement of revenue and certain expenses. We believe the statement of revenue and certain expenses is fairly presented, and based on discussions we have had with you and certain adjustments made to the statement of revenue and expenses proposed by you and agreed to by us, is in conformity with U.S. generally accepted accounting principles.
To the best of the Seller’s knowledge and belief, we made available to your representatives all financial records and related data.

     (a) Unaudited Financial Information
We recognize that, as members of management of the Property, we are responsible for the fair presentation of its unaudited statement of revenues and certain expenses for the six months ended June 30, 2006 made available to you. Such financial statements were prepared from the books and records of the Property on the same basis as that used for the audited statement of revenue and certain expenses of Property as of and for the year ended December 31, 2005, and reflect all adjustments recommended by you and agreed to by us, necessary for a fair presentation of the statement of revenues and certain expenses. To the best of Seller’s knowledge and belief, all material transactions have been properly recorded in the accounting records underlying these statements.
Minutes and Contracts
To the best of Seller’s knowledge and belief, we have made available to you all significant contracts and agreements that would have a material effect on the statement. We have complied with all contractual agreements that would have a material effect on the statement of revenue and certain expenses in the event of noncompliance. In addition, the ownership of the Property has approved all transactions that occurred during the year ended December 31, 2005 and such transactions are properly reflected in the Property’s general ledger.
Internal Control
To the best of Seller’s knowledge and belief, there are no material transactions that have not been properly recorded in the accounting records underlying the statement of revenue and certain expenses.
To the best of Seller’s knowledge and belief, there are no material weaknesses in internal control, including any for which we believe the costs of corrective actions exceeds the benefits. To the best of Seller’s knowledge and belief, there have been no significant changes in internal control since December 31, 2005.
Risks and Uncertainties
To the best of Seller’s knowledge and belief, there are no risks and uncertainties related to certain significant estimates and current vulnerabilities due to certain concentrations that have not been disclosed in accordance with AICPA Statement of Position 94-6, Disclosures of Certain Significant Risks and Uncertainties (as we understand such AICPA Statement of Position 94-6 based on discussions we have had with you).

Related Party Transactions
To the best of Seller’s knowledge and belief, transactions with related parties, as defined in Statement of Financial Accounting Standards No. 57 (as we understand such Statement of Financial Accounting Standards No. 57 based on discussions we have had with you), have been properly recorded or disclosed in the statement of revenue and certain expenses. The amount of all fees and reimbursements paid to affiliates are, in the opinion of management, reasonable and consistent with the intention of the parties to the agreements for which such fees and reimbursements have been paid.
Contingent Liabilities
To the best of Seller’s knowledge and belief, there are no unasserted claims or assessments or material liabilities or gain or loss contingencies, including those our lawyers have advised us of, that are probable of assertion and must be disclosed in accordance with Statement of Financial Accounting Standards No. 5, “Accounting for Contingencies” (as we understand such Statement of Financial Accounting Standards No. 5 based on discussions we have had with you).
Fraud
We have no knowledge of any fraud or suspected fraud affecting the Property involving: management; employees who have significant roles in internal control; or others where the fraud could have a material effect on the statement of revenues and certain expenses. We are not aware of any allegations of financial improprieties, including fraud or suspected fraud, (regardless of the source or form and including, without limitation, allegations by “whistle-blowers”) where such allegations could result in a misstatement of the statement of revenue and certain expenses or otherwise affect the financial reporting of the Property.
Violation of Laws
To the best of Seller’s knowledge and belief, there have been no violations or possible violations of laws or regulations in any jurisdiction whose effects should be considered for disclosure in the financial statements. To the best of Seller’s knowledge, there have been no communications from regulatory agencies or government representatives concerning investigations or allegations of noncompliance with laws or regulations in any jurisdiction, or deficiencies in financial reporting practices or other matters that could have a material effect on the statements.
     (b) Independence and Conflicts of Interest
Seller is not aware of any instances where a principal of Seller (or any member of such principal’s immediate family) has a direct or material indirect business relationship with Ernst & Young LLP or any of its affiliates, or has an ownership interest in, or serves as an officer or director of, any company (public or private) that has any direct or material indirect business relationship with Ernst & Young LLP or any of its affiliates.

     (c) Subsequent Events
To the best of Seller’s knowledge and belief, no events or transactions have occurred since December 31, 2005 or are pending that would have a material effect on the statement of revenue and certain expenses for the year then ended, or that are of such significance in relation to the Property’s affairs to require mention in a note to the statement of revenue and certain expenses in order to make it not misleading regarding the revenue and certain expenses of the Property.
You have explained to us that your audit was conducted in accordance with the standards of the Public Company Accounting Oversight Board, and were, therefore, designed primarily for the purpose of expressing an opinion on the statement of revenue and certain expenses of the Property, and that your tests of the accounting records and other auditing procedures were limited to those that you considered necessary for that purpose.

Very truly yours,

NAME
TITLE

NAME
TITLE

EXHIBIT “D”
LIST OF PERSONALTY OWNED BY SELLER

EXHIBIT “E”
OFFER LETTER SENT BY SELLER
ABRAMS OFFICE CENTER, LTD.
10440 N. Central Expressway
Suite 1150
Dallas, Texas 75231
P- 214.706.0800; F- 214.706.0801

October 3, 2006

Prosperity Bank	Certified Mail, Return Receipt Requested
9330 LBJ Freeway, Suite 150
Dallas, Texas 75243
Attn: Banking Center, President

Prosperity Bank	Certified Mail, Return Receipt Requested
1301 N. Mechanic
El Campo, Texas 77437-2633
Attn: Chairman and CEO

Re:	Abrams Centre, 9330 LBJ Freeway, Dallas, Texas Right to Purchase Per Lease Agreement
Ladies and Gentlemen:
     This letter amends and supersedes our letter to you last month regarding the same subject. As we stated in that earlier letter, Abrams Office Center, Ltd. (the “Abrams Owner”) is the owner of the office building known as Abrams Centre, located at 9330 LBJ Freeway (the “Property”), and accordingly is your Landlord at that location. The Abrams Owner has been marketing the Property for sale; and by this letter the Abrams Owner is giving you the notice that is required in Paragraph 4 of the Amendment No. 4 to Office Building Lease Agreement dated effective as of April 1, 1997, which is included in our overall lease documentation with your bank. In accordance with Paragraph 4 of that Amendment No. 4, the Abrams Owner is notifying you that the Property is being offered for sale and that Prosperity Bank has the option to purchase the Property for the Abrams Owner’s current asking price for the Property, which is $20,350,000.00.
     If you believe that Prosperity Bank might have an interest in purchasing the Property for a purchase price of $20,350,000.00, please contact me immediately. As you know, the applicable provision of your Lease gives you only five (5) days to respond, or the Abrams Owner will be free to sell the Property without further communication to your bank.

     As we stated in our earlier letter this month, we want to assure you that despite the fact that the Abrams Owner is marketing the Property for potential sale, the Abrams Owner intends to continue managing the Property in the same way as it has been managed during your tenancy. We very much value your bank’s tenancy at Abrams Centre.
     If you have any questions or comments regarding this letter, please feel free to contact the undersigned.

Sincerely yours, ABRAMS OFFICE CENTER, LTD., a Texas limited partnership
By:	SynerPlex Properties, L.L.C.,
a Texas limited liability company,
its sole general partner

	By:	/s/ Abraham Azoulay
Abraham Azoulay
Manager